EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated November 3, 2000 relating to the financial statements of Xentec, Inc. for the year ended December 31, 1999, which appears in inSilicon's Current Report on Form 8-K/A dated March 1, 2001.


/s/ PRICEWATERHOUSECOOPERS LLP

Hamilton, Ontario
February 28, 2001

We hereby consent to the incorporation of our review engagement report dated January 29, 2001 relating to the financial statements of Xentec, Inc. for the period ended September 30, 2000, which appears in inSilicon's Current Report on Form 8-K/A dated March 1, 2001.


/s/ PRICEWATERHOUSECOOPERS LLP

Hamilton, Ontario
February 28, 2001


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